Exhibit 99.1

News Release

Abbott to Acquire St. Jude Medical

COMBINATION WILL CREATE A PREMIER MEDICAL DEVICE LEADER AND STRENGTHEN ABBOTT’S LONG-TERM GROWTH POTENTIAL

•             Acquisition will enhance Abbott’s global scale and capabilities and will further diversify its portfolio of best-in-class products and revenue sources

•             Combined portfolio will include top positions in high-growth markets and an industry-leading pipeline

•             Transaction expected to be accretive to Abbott’s adjusted earnings per share(1) in the first full year after closing and increasing thereafter

ABBOTT PARK, Ill. and ST. PAUL, Minn., April 28, 2016 — Abbott and St. Jude Medical, Inc. announced today a definitive agreement for Abbott to acquire St. Jude Medical, creating a premier medical device leader with top positions in high-growth cardiovascular markets, including atrial fibrillation, structural heart and heart failure as well as a leading position in the high-growth neuromodulation market. Under the agreement, St. Jude Medical shareholders will receive $46.75 in cash and 0.8708 shares of Abbott common stock, representing total consideration of approximately $85 per share. At an Abbott stock price of $43.93(2), this represents a total transaction equity value of $25 billion. The combined company will have an industry-leading pipeline expected to deliver a steady stream of new medical device products across cardiovascular, diabetes, vision and neuromodulation patient care.

St. Jude Medical’s strong positions in heart failure devices, atrial fibrillation and cardiac rhythm management complement Abbott’s leading positions in coronary intervention and transcatheter mitral repair. Together, the company will compete in nearly every area of the cardiovascular market and hold the No. 1 or 2 positions across large and high-growth cardiovascular device markets. This best-in-class combined portfolio will have the depth, breadth and innovation to help patients restore their health, reduce costs for payors and deliver greater value to customers.

“Bringing together these two great companies will create a premier medical device business and immediately advance Abbott’s strategic and competitive position,” said Miles D. White, chairman and chief executive officer, Abbott. “The combined business will have a powerful pipeline ready to deliver next-generation medical technologies and offer improved efficiencies for health care systems around the world.”

“Today’s announcement is an exciting next chapter for St. Jude Medical, bringing together two industry leaders with a shared passion for innovation, culture and patients,” said Michael T. Rousseau, St. Jude Medical president and chief executive officer. “Our combined scale will expand the global reach, competitiveness and impact of our medical device innovation for physicians and hospitals. This transaction provides our shareholders with immediate value and the opportunity to participate in the significant upside potential of the combined organization. I’d like to thank our 18,000 employees whose hard work and commitment help us deliver leading medical technologies to patients around the world.”

The acquisition of St. Jude Medical will advance Abbott’s strategic and competitive positions:

Aligned with healthcare and demographic trends: Cardiovascular medical devices are important tools to address the growing health and economic burden of cardiovascular disease (CVD). In the U.S. alone, more than 40 percent of adults are expected to have one or more forms of CVD by 2030. The combined business will have one of the broadest portfolios of devices and an industry-leading pipeline to help healthcare systems provide better care for patients while increasing efficiencies and reducing costs.

Leadership positions in core businesses: With combined annual sales of approximately $8.7 billion, Abbott’s cardiovascular business and St. Jude Medical will hold the No. 1 or 2 positions across large and high-growth cardiovascular device markets and will compete in nearly every area of the market — with an aggregate market opportunity of $30 billion.

Well-managed diversity to deliver reliable, sustainable growth: St. Jude Medical further diversifies and enhances sources of future growth for Abbott — the combined pipelines are expected to bring numerous new medical device products to key markets this year, including:

•                  St. Jude Medical’s EnSite Precision™ next-generation cardiac mapping system used to visualize and navigate catheters in the heart during ablation procedures; first-to-market MultiPoint™ Pacing technology advances quadripolar technology and provides additional options for cardiac resynchronization therapy patients who are not responsive to other pacing options; Proclaim™ Elite recharge-free Spinal Cord Stimulation System and Prodigy™ Chronic Pain System, which are used for treating chronic pain and are MRI safe, upgradeable, and feature its proprietary Burst technology.

•                  Abbott’s FreeStyle® Libre, a sensor-based glucose monitoring system for people with diabetes that eliminates routine finger sticks; Tecnis® Symfony, a first-in-kind continuous range of vision intraocular lens for the treatment of people with cataracts; and Absorb™, the world’s first bioresorbable coronary stent.

Strong positions in the world’s largest and fastest-growing geographies: St. Jude Medical has strong and leading positions around the world, strengthening Abbott’s global scale, infrastructure and capabilities.

Financial Impact of Transaction

The acquisition of St. Jude Medical is expected to be accretive to Abbott’s adjusted earnings per share in the first full year after closing and increasing thereafter, with approximately 21 cents of accretion in 2017 and 29 cents in 2018.(1)  The combination is anticipated to result in annual pre-tax synergies of $500 million by 2020, including both sales and operational benefits. One-time deal-related costs and integration costs will be provided at a future date.

St. Jude Medical’s net debt of approximately $5.7 billion will be assumed or refinanced by Abbott. Abbott intends to fund the cash portion of this transaction with medium- and long-term debt.

The transaction, which has been approved by the boards of directors of St. Jude Medical and Abbott, is subject to the approval of St. Jude Medical shareholders and the satisfaction of customary closing conditions, including specified regulatory approvals. The transaction is expected to close in the fourth quarter of 2016.

Separate Equity Issuance to Balance Capital Structure

Separately, Abbott expects to issue $3 billion of common stock in the secondary market to rebalance its capital structure, with timing to be determined.

Financing for the St. Jude Medical transaction and the previously announced Alere Inc. acquisition contemplates financing capacity to close both transactions.

These transactions are expected to be immediately accretive to adjusted earnings per share(1), as shown below:

	Increase / (Decrease)
	Adjusted Earnings Per Share*
	2017	2018
Alere (per news release 2/1/16)	$0.12-0.13	$0.20
St. Jude Medical	$0.21	$0.29
Issuance of Abbott Common Stock	($0.07)	($0.10)

The separate issuance of equity to the market is not a condition to the completion of either the St. Jude Medical transaction or the Alere transaction. Abbott has obtained a commitment letter from BofA Merrill Lynch for the full cash portion of the consideration for both transactions.

Advisors

Evercore is serving as the lead financial advisor for Abbott with Wachtell, Lipton, Rosen & Katz serving as legal counsel. BofA Merrill Lynch will be providing financing and also is serving as a financial advisor to Abbott. Guggenheim Securities is acting as financial advisor and Gibson, Dunn & Crutcher LLP is serving as legal counsel to St. Jude Medical.

Abbott Conference Call

Abbott will conduct a special conference call today at 7 a.m. Central time (8 a.m. Eastern time) to provide an overview of the transaction. A live webcast will be accessible through Abbott’s Investor Relations website at www.abbottinvestor.com.

St. Jude Medical Annual Shareholder Meeting

Due to St. Jude Medical’s entry into the Merger Agreement, its Annual Shareholder Meeting, which is currently scheduled for May 4, 2016, has been cancelled and will be rescheduled at a later date.

About St. Jude Medical

St. Jude Medical is a leading global medical device manufacturer and is dedicated to transforming the treatment of some of the world’s most expensive epidemic diseases. The company does this by developing cost-effective medical technologies that save and improve lives of patients around the world. Headquartered in St. Paul, Minn., St. Jude Medical employs approximately 18,000 people worldwide and has five major areas of focus that include heart failure, atrial fibrillation, neuromodulation, traditional cardiac rhythm management and cardiovascular.

For more information, please visit sjm.com or follow us on Twitter @SJM_Media.

About Abbott’s Vascular Business

Abbott’s vascular business focuses on improving treatment options for people with coronary artery disease, mitral regurgitation and peripheral artery disease. It is the world’s leader in drug eluting stents and has products for coronary artery disease, endovascular disease and structural heart disease. Abbott’s 2015 worldwide vascular sales were $2.8 billion, including $2.2 billion in coronary products.

About Abbott

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 74,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

(1)Adjusted earnings per share excludes specified items such as amortization of acquired intangibles, inventory step-up, restructuring costs and other costs incurred to execute the transaction. Adjusted EPS is a non-GAAP financial measure and should not be considered a replacement for GAAP results

(2)Based on Abbott’s 5-day volume weighted average share price of $43.93 as of April 26, 2016

Important Additional Information

In connection with the proposed transaction, Abbott intends to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus of Abbott and a proxy statement of St. Jude Medical (the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. Investors and security holders of St. Jude Medical are urged to carefully read the entire registration statement and proxy statement/prospectus and other relevant documents filed with the SEC when they become available, because they will contain important information. A definitive proxy statement/prospectus will be sent to St. Jude Medical’s shareholders. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from Abbott or St. Jude Medical as described in the paragraphs below.

The documents filed by Abbott with the SEC may be obtained free of charge at Abbott’s website at www.abbott.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Abbott by requesting them by mail at Abbott Laboratories, 6100 Abbott Park Road, Abbott Park, IL 60064-6400, Attention Investor Relations, or by telephone at (224) 667-8945.

The documents filed by St. Jude Medical with the SEC may be obtained free of charge at St. Jude Medical’s website at www.sjm.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from St. Jude Medical by requesting them by mail at St. Jude Medical, One St. Jude Medical Drive, St. Paul, MN 55117, Attention: Investor Relations, or by telephone at (651) 756-4347.

Participants in the Solicitation

St. Jude Medical, Abbott and certain of their directors, executive officers and employees may be deemed participants in the solicitation of proxies from St. Jude Medical shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of St. Jude Medical in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Abbott and their ownership of Abbott common shares is set forth in the definitive proxy statement for Abbott’s 2016 annual meeting of shareholders, as previously filed with the SEC on March 18, 2016. Information about the directors and executive officers of St. Jude Medical and their ownership of St. Jude Medical common shares is set forth in the definitive proxy statement for St. Jude Medical’s 2016 annual meeting of shareholders, as previously filed with the SEC on March 22, 2016. Free copies of these documents may be obtained as described in the paragraphs above.

Private Securities Litigation Reform Act of 1995

Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott and St. Jude Medical caution that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction on a timely basis or at all, the ability of the parties to satisfy the conditions precedent to consummation of the proposed transaction, including the ability to secure the required regulatory approvals on the terms expected, at all or in a timely manner, the ability of Abbott to successfully integrate St. Jude Medical’s operations, and the ability of Abbott to implement its plans, forecasts and other expectations with respect to St. Jude Medical’s business after the completion of the transaction and realize expected synergies. Economic, competitive, governmental, technological and other factors that may affect Abbott’s and St. Jude Medical’s operations are discussed in Item 1A, “Risk Factors,” in each of Abbott’s Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2015, and St. Jude Medical’s Annual Report on Securities and Exchange Commission Form 10-K for the year ended Jan. 2, 2016, respectively, and are incorporated by reference. Abbott and St. Jude Medical undertake no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Media: Scott Stoffel, +1 (224) 668-5201 Darcy Ross, +1 (224) 667-3655 Abbott Financial: Scott Leinenweber, +1 (224) 668-0791 Michael Comilla, +1 (224) 668-1872	St. Jude Medical Media: Candace Steele Flippin, +1 (651) 756-3029 St. Jude Medical Financial: J.C. Weigelt, +1 (651) 756-4347 Tony Riter, +1 (651) 756-2114

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